UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 2, 2022

GERON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-20859	75-2287752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

919 E. HILLSDALE BLVD., SUITE 250

FOSTER CITY, CALIFORNIA 94404

(Address of principal executive offices, including zip code)

(650) 473-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GERN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported, Geron Corporation (the “Company” or “Geron”) and Geron’s Chief Executive Officer have been named as defendants in a consolidated securities class action lawsuit pending in the United States District Court for the Northern District of California (the “California District Court”) captioned Junge, et al. v. Geron Corp., et al., Case No. 3:20-cv-00547-WHA (DMR) (the “Securities Class Action”). The Securities Class Action was filed on January 23, 2020 on behalf of a class consisting of purchasers of the Company’s common stock during the period from March 19, 2018, through and including September 26, 2018.

On September 2, 2022, the parties in the Securities Class Action entered into a Stipulation and Agreement of Settlement (the “Stipulation”) that will resolve the Securities Class Action. Under the terms of the Stipulation, in exchange for the release and dismissal with prejudice of all claims against the defendants in the Securities Class Action, Geron has agreed to pay and/or to cause its insurance carriers to pay a total of $24.0 million, comprised of $17.0 million in cash and, at Geron’s election, $7.0 million in either shares of the Company’s common stock and/or cash. The proposed settlement does not constitute an admission of fault or wrongdoing by Geron or its Chief Executive Officer. The proposed settlement remains subject to preliminary and final approval by the California District Court and certain other conditions.

The proposed settlement does not involve the shareholder derivative actions that remain pending naming as defendants certain of Geron’s current officers and certain current and former members of its Board of Directors.

The foregoing summary description of the Stipulation is qualified in its entirety by the full text of the Stipulation, a copy of which is filed herewith as Exhibit 99.1.

Use of Forward-Looking Statements

Except for the historical information contained herein, this Current Report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such statements, include, without limitation, those regarding: (i) the Stipulation resolving the Securities Class Action; (ii) the ability to secure approval of the proposed settlement from the California District Court and to satisfy all conditions of the proposed settlement; and (iii) other statements that are not historical facts, constitute forward looking statements. These forward-looking statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (a) the Stipulation not having the expected impact, including resolving the Securities Class Action; (b) the proposed settlement requiring more activity or expense than expected; (c) Geron’s ability to overcome any objections or appeals regarding the proposed settlement; (d) compliance by Geron’s insurance providers with the terms of the proposed settlement and on a timely basis; (e) the sufficiency of Geron’s limited cash resources and its ability to issue additional shares of its common stock to enable it to satisfy its obligations under the proposed settlement; (f) the possibility that individual claimants opt out of the class and pursue individual claims against Geron and its officers and/or directors; and (g) satisfactory resolution of pending and any future litigation or other disagreements with others. Additional information on the above risks and uncertainties and additional risks, uncertainties and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s filings and periodic reports filed with the Securities and Exchange Commission under the heading “Risk Factors” and elsewhere in such filings and reports, including Geron’s quarterly report on Form 10-Q for the quarter ended June 30, 2022 and future filings and reports by Geron. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Stipulation and Agreement of Settlement, dated September 2, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: September 2, 2022 By: /s/ Stephen Rosenfield

Name: Stephen N. Rosenfield

Title: Executive Vice President,

Chief Legal Officer and Corporate Secretary